UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012 (June 12, 2012)

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

Nebraska	000-10685	20-0362426
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8101 “O” Street, Suite S111, Lincoln,		68510
Nebraska		(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code : (402) 489-8266

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

     Midwest Holding Inc.’s Annual Meeting of Shareholders was held on Tuesday, June 12, 2012, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

Item 1. Election of Directors.

     Nine board nominees for director were elected by a majority of the votes cast for terms expiring at the 2013 annual meeting of stockholders. The voting results are as follows:

Nominee	For	Withheld	Uncast
Travis Meyer	4,292,346	87,965	—
Rick D. Meyer	4,271,854	103,913	4,544
Mark A. Oliver	4,348,574	31,737	—
Milton Tenopir	4,342,395	37,916	—
Jim Ballard	4,349,681	30,630	—
Jack Theeler	4,351,778	28,533	—
Les Meyer	4,297,108	82,931	272
John C. Osborne	4,359,725	20,586	—
John R. Perkins	4,357,460	22,634	217

Item 2. Ratification of Appointment of Independent Auditors.

     McGladrey & Pullen, LLP was ratified to serve as Midwest Holding Inc.’s independent auditors for 2012. The voting results are as follows:

Shares Voted
For	Against	Abstain	Uncast
4,263,334	17,970	98,591	416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 13, 2012

MIDWEST HOLDING INC.

By:	/s/ Travis Meyer
Name: Travis Meyer
Title: President